Exhibit (g)(3)

AMENDMENT
TO

CUSTODY AGREEMENT

This Amendment (the “Amendment”) is made as of November 16, 2020 by and between AdvisorShares Trust (the “Trust”) and The Bank of New York Mellon (“Custodian”).

BACKGROUND:

A.	WHEREAS, the Trust and Custodian are parties to a Custody Agreement dated as of July 16, 2009, as amended (the “Agreement”);

B.	WHEREAS, this Amendment is an amendment to the Agreement and shall update the list of Series on Schedule II thereto and set forth terms applicable to certain of the Series;

C.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein; and

D.	WHEREAS, the Trust and Custodian desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Schedule II shall be deleted in its entirety and replaced with amended Schedule II attached hereto. Schedule II is updated to reflect the addition of the AdvisorShares Q Dynamic Growth ETF and Q Portfolio Blended Allocation ETF.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

ADVISORSHARES TRUST

By: /s/ Dan Ahrens

Name: Dan Ahrens

Title: Secretary & Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Patrick Griffin

Name: Patrick Griffin

Title: Service Director

SCHEDULE II

to

CUSTODY AGREEMENT

Dated July 16, 2009 between

ADVISORSHARES TRUST

and

THE BANK OF NEW YORK MELLON

(as of November 16, 2020)

SERIES OF ADVISORSHARES TRUST:

AdvisorShares Dorsey Wright ADR ETF
AdvisorShares Dorsey Wright Alpha Equal Weight ETF
AdvisorShares Dorsey Wright FSM All Cap World ETF
AdvisorShares Dorsey Wright FSM US Core ETF
AdvisorShares Dorsey Wright Micro-Cap ETF
AdvisorShares Dorsey Wright Short ETF
AdvisorShares DoubleLine Value ETF
AdvisorShares Focused Equity ETF
AdvisorShares FolioBeyond Smart Core Bond ETF
AdvisorShares Newfleet Multi-Sector Income ETF
AdvisorShares Pure Cannabis ETF
AdvisorShares Pure US Cannabis ETF
AdvisorShares Ranger Equity Bear ETF
AdvisorShares Sage Core Reserves ETF
AdvisorShares STAR Global Buy-Write ETF
AdvisorShares Vice ETF
AdvisorShares Q Dynamic Growth ETF
AdvisorShares Q Portfolio Blended Allocation ETF

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